Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of Lincoln Bancorp of our report dated May 14, 2026, except as to Note 21, which is as of June 25, 2026, with respect to the consolidated financial statements included herein. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.
/s/ Forvis Mazars, LLP
Springfield, Missouri
June 25, 2026